Exhibit 10.1

NETWORK 1 FINANCIAL

The Galleria ● 2 Bridge Avenue

Suite 241 ● Red Bank, NJ 07701-1106

Phone: 732-758-9001 ● Toll Free: 800-886-7007 ● Fax: 732-758-6671

June 20, 2016

Martin M. van Brauman,

Senior Vice President, Secretary-Treasurer & Director

Zion Oil & Gas, Inc.

12655 North Central Expressway, Suite 1000

Dallas, TX 75243

Re:	Placement Agent Agreement Proposed Public Offering of $1,000 Par Value 12% Convertible Senior Bonds

Dear Mr. van Brauman:

This Placement Agent Agreement (the “Agreement”) is effective for the period beginning April 5, 2016 and ending on the 1st day of September 2016, unless otherwise extended by the mutual agreement of the parties hereto (the “Engagement Period”), and is entered into by and between Network 1 Financial Securities, Inc., a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (Network 1 Financial Securities, Inc. is hereinafter referred to individually and, as the context requires, collectively with other broker-dealers that are registered with the U.S. Securities and Exchange Commission (“SEC”) and members of FINRA that are selected by Network 1 Financial Securities, Inc. to participate in the offering set forth herein, as the “Agent”), and Zion Oil & Gas, Inc. (the “Company”), a publicly traded corporation formed under the laws of the State of Delaware, in connection with the proposed public offering (the “Offering”), on a “best efforts” basis, of a minimum of $2.5 million and a maximum of $12 million of $1,000 par value 12% Convertible Senior Bonds (the “Bonds”). The conversion price, per share of the Company’s common stock, shall be equal to the average of the closing prices of the Company’s common stock as reported by Bloomberg L.P. for the 30 days preceding the date on which the Bonds are to be issued, plus a 30% issuance premium. Capitalized words and phrases not defined herein shall have the meanings set forth in the Prospectus (as defined in Section 2 (b) below). The Company and the Agent recognize and agree that in the event that the dates referred to in clauses (iii) and (iv) of Section 1(d) below conflict with the dates set forth in the Prospectus (as defined in Section 2(b)) and any amendment thereto, said Prospectus and amendments shall govern.

The Company and the Agent hereby agree as follows:

1.	Agreement to Act as Placement Agent.

On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:

(a)	The Company hereby engages the Agent to act as the Company’s exclusive securities placement agent in connection with the Offering, except as otherwise provided in this Section 1. The Agent will act as sole placement agent of the Offering or lead placement agent of a group of SEC-registered and FINRA member broker-dealers that the Agent has invited to participate in the offering under the Agent’s direction. The distribution and the Agent’s obligations under the Offering shall be subject to, among other things, the completion of the Agent’s due diligence examination of the Company and its affiliates.

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(b)	The Company hereby acknowledges that the Agent has agreed, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Bonds from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below). The Agent shall use its reasonable best efforts to assist the Company in obtaining performance by each prospective investor who has been solicited by the Agent and whose subscription agreement to purchase the Bonds is accepted by the Company, but the Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Agent be obligated to underwrite or purchase any Bonds for its own account and, in soliciting purchases of the Bonds, the Agent shall act solely as the Company’s agent and not as a principal. The Agent is obligated to determine the suitability of proposed investors that submit subscriptions to the Agent and do not seek to purchase the Bonds by a direct investment with the Company. Accordingly, the Agent has the right to reject, in whole or in part, any subscription application received by it from a potential investor to purchase Bonds on the grounds of such non-suitability, and such action shall not be deemed a breach of this Agreement.

(c)	Subject to the provisions of this Section 1, the Agent may on behalf of the Company solicit offers for the purchase of the Bonds at such times and in such amounts as the Agent deems advisable. The Agent shall communicate to the Company, orally or in writing, each offer to purchase Bonds received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Bonds and may reject any such offer, in whole or in part.

(d)	This Offering is a “best efforts minimum/maximum offering,” which means that the Agent is not required to place any firm orders or purchase any of the Bonds. This placement arrangement with the Agent and any placement agents that it selects to participate in the solicitation of prospective investors is on an exclusive basis, except with respect to the Company’s right to secure prospective purchasers (both current security holders and new investors) directly.

(i)	The Company cannot sell any of the Bonds until it has received and accepted subscriptions and payments for a minimum of $2,500,000 (the “Minimum Purchase Amount”).

(ii)	The Minimum Purchase Amount is based on the Company’s and Agent’s current projections of the corporate bond market. Among various items, the actual size of the Offering, the precise number of Bonds to be offered by the Company, and the conversion price per share of Company’s common stock, are expected to be the subject of continuing discussions between the Company and the Agent and will depend upon the capitalization of the Company being acceptable to the Agent. The Agent may, subject to the Company’s approval (not to be unreasonably withheld, conditioned or delayed), invite placement agents who are members of FINRA in good standing to participate in placing a portion of the Offering. The Company will consult with the Agent for possible broker-dealers in Europe and Israel for possible placement opportunities.

(iii)	If acceptable subscriptions and payments totaling at least $2,500,000 are not received on or before August 31, 2016 (the “Minimum Date”), which is 92 days following the date of the Prospectus (which the Company may, in its discretion, extend up to 60 additional days), unless the Company determines, in the sole exercise of its discretion to extend the Offering as provided in the Prospectus, the Offering will terminate, and the Company will instruct the Escrow Agent to promptly refund the money raised without interest or deduction of escrow fees.

(iv)	If the Minimum Purchase Amount is received on or before the Minimum Date, the Company will have the option to commence an Initial Closing prior to the Final Closing Date and the Bonds will be issued on the Initial Closing Date and on the Final Closing Date with October 2, 2016, which is the 31st day following the Final Closing Date, as the beginning date of interest accrual.

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(v)	All subscribers’ payments will be deposited in an escrow account at OceanFirst Bank, with whom the Company shall sign an Escrow Agreement. If the Company does not accept a prospective investor’s subscription, the Company will promptly return funds deposited into the escrow account by the prospective investor, without any interest earned or escrow fees deducted.

(e)	Compensation to the Agent in connection with the Offering will consist of a commission of 6%, plus a non-accountable expense allowance of 1.5% based on the value of the Bonds sold in this Offering, including the Additional Bonds. Concurrent with the filing of the Prospectus Supplement, the Company shall advance fifty thousand dollars ($50,000) towards the non-accountable expense allowance.

(i)	The Company agrees to pay the Agent or, if paid by the Agent, reimburse the latter, for the expenses relating to the Offering, including but not limited to the items set forth on Exhibit A:

(ii)	The Agent reserves the right to reduce any item of its compensation or a adjust the terms thereof as specified herein in the event that a determination and/or suggestion will be made by FINRA to the effect that Agent’s aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment; provided, however, the aggregate compensation otherwise to be paid to the Agent by the Company may not be increased above the amounts stated herein without the written approval of the Company.

(f)	Road Show. The Adviser may plan and arrange one or more “road show” marketing trips for the Company’s management to meet with prospective investors. Such trips will include visits to a number of prospective institutional and retail investors. The Company shall pay for all of its own expenses of the Offering, including, without limitation, travel and lodging expenses associated with road show trips.

2.	Registration Statement, Prospectus Supplement and Prospectus.

(a)	The Company filed with the SEC an effective shelf registration statement on Form S-3/A (File No. 333-193336) from which additional shares of its common stock and other securities can be issued. In addition, the Company may also issue additional shares of its common stock or securities convertible into or exchangeable for its common stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities for capital raising purposes or for other business purposes. The current registration statement was declared effective by the SEC on March 27, 2014 and therefore, is effective until March 26, 2017 plus 180 days thereafter.

(b)	The Company will file with the SEC pursuant to Rule 424(b)(5) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities authorities a prospectus supplement relating to the Bonds, which together with the Prospectus under the effective shelf registration, is referred to as the “Prospectus.”

(c)	The Company shall, if necessary, prepare and file with the SEC and the appropriate state securities authorities an amended Prospectus Supplement under the Securities Act covering any material amendments to the terms of the Bonds and Warrants, and the Offering.

(d)	The Agent and its outside counsel shall be given the opportunity to make such review and investigation pertaining to the Company and the Prospectus as they deem desirable. The Agent and the Company shall coordinate on the distribution of escrow proceeds of the Offering, which shall be described, in detail, within the Prospectus and Escrow Agreement, it being further understood and agreed that, except as may expressly be approved by the Agent, no proceeds from the Offering will be used to pay outstanding loans owed by the Company to any Company officers, directors or stockholders.

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3.	Representations and Warranties of the Company Regarding the Offering.

(a)	The Company represents and warrants to, and agrees with, the Agent, as of the date hereof and as of the Closing Date (as defined below), except as otherwise indicated, as follows:

(i)	At the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations thereunder and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Agent specifically for use in the preparation thereof, which written information is described in Section 8(f) below. The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)	The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Bonds other than the Prospectus and Subscription Documents.

(iii)	All Information, as described in Section 6(f) of this Agreement, (A) made available by the Company to the Agent or the Agent’s agents, representatives and any potential syndicate or selling group member, (B) contained in any Prospectus or amended Prospectus prepared by the Company in connection with the Offering, and (C) contained in any filing by the Company with any court or governmental regulatory agency, commission or instrumentality, will, as of the date made available or filed, be complete and correct in all material respects and will not, as of the date made available or filed, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements are made, provided that the Company will update any such information as required prior to the Closing. The Company further represents and warrants to the Agent that all such information will have been prepared by the Company in good faith and will be based upon assumptions which, in light of the circumstances under which they were made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder, the Agent will be using and relying on such information without independent verification thereof by the Agent or independent appraisal by the Agent of any of the Company’s assets.

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(iv)	The consolidated financial statements of the Company, together with the related notes, included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and fairly present the consolidated financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma and pro forma as adjusted financial information included in the Registration Statement and the Prospectus has been properly compiled and prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly in accordance with U.S. GAAP the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma and pro forma as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts. No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included or incorporated by reference in the Registration Statement or the Prospectus.

(v)	To the Company’s knowledge, MaloneBailey, LLP, which has expressed its opinion with respect to certain of the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and the Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(vi)	The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, in each case at the time such “forward-looking statement” was made.

(vii)	All statistical or market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required, other than such consents the failure of which to obtain is not reasonably likely to result in a Material Adverse Effect (as defined below in Section 4(a).

(viii)	The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq Global Market or the Nasdaq Capital Market under the symbol "ZN" and its Common Stock warrant under the symbol "ZNWAA. Except as set forth in the Registration Statement and the Prospectus, there is no action pending by the Company or, to the Company’s knowledge, by the Nasdaq Global Market to terminate the quotation of the Common Stock on the Nasdaq Global Market, nor has the Company received any notification that the Nasdaq Global Market is contemplating terminating such quotation.

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(ix)	The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Bonds.

(x)	The Company is not and, after giving effect to the offering and sale of the Bonds and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xi)	The Company has the corporate power and authority to issue the Agent’s Warrants (as defined in Section 5(b) below) and to perform its obligations thereunder. The Agent’s Warrants have been duly authorized and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws of general applicability affecting the rights of creditors generally, and (B) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws in the United States. The shares of Common Stock underlying the Agent’s Warrants have been duly authorized and reserved for issuance and, upon issuance following exercise of the Agent’s Warrants will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock is free of statutory and contractual preemptive rights, resale rights, rights of first refusal and restrictions upon voting and transfer (except for applicable transfer restrictions under the Securities Act and any applicable state securities laws). The offering and issuance of the Agent’s Warrants (as defined in Section 5(b) below) are pursuant to an exemption from or have been duly registered in accordance with the registration requirements of the Securities Act.

(b)	Any certificate signed by any officer of the Company and delivered to the Agent or to the Agent’s counsel shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

4.	Representations and Warranties Regarding the Company.

The Company represents and warrants to and agrees with, the Agent, as of the date hereof and as of the Closing Date (as defined in Section 5(a) below), except as set forth in the Registration Statement and the Prospectus, as follows:

(a)	The Company has been duly organized and validly exists as a corporation or other entity in good standing under the laws of the State of Delaware, its jurisdiction of organization. The Company has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(b)	The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Bonds and Agent’s Warrants as contemplated by this Agreement. Each of this Agreement, the Subscription Agreement, the Bonds and the Warrants has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

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(c)	The execution, delivery and performance of this Agreement, the Subscription Agreement, the Bonds and the Warrants and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent such breach, violation or default is not reasonably likely to have a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default or Default Acceleration Event is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation, as amended, or by-laws, as amended.

(d)	Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, as amended, by-laws, as amended, or other equivalent organizational or governing documents, except where the violation, breach or default in the case of a subsidiary of the Company is not reasonably likely to result in a Material Adverse Effect.

(e)	No consents, approvals, orders, authorizations or filings are required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement, the Subscription Agreement the Warrants and the issue and sale of the Bonds, except (i) the registration under the Securities Act of the Bonds, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and FINRA’s in connection with the offer and sale of the Bonds by the several Agent and sub-agents, (iii) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect and (iv) such consents, approvals and waivers which have been obtained by the Company, and which are in full force and effect as of the date hereof.

(f)	The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement and the Prospectus. Registration Statement and the Prospectus. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Bonds, when issued, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform to the description of the Bonds of the Company contained in the Registration Statement and the Prospectus. The Warrant Shares, when issued, paid for and delivered upon due exercise of the Warrants, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights. The Warrant Shares have been reserved for issuance.

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(g)	The Company has (i) filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (ii) paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company except, in all cases, for any such amounts that the Company is contesting in good faith and except in any case in which the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised and are currently pending by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(h)	Since the respective dates as of which information is given in the Registration Statement, or the Prospectus, (i) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares in connection with the Company’s Direct Stock Participation plan warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (iii) there has not been any material change in the Company’s long-term or short-term debt, and (iv) there has not been the occurrence of any Material Adverse Effect.

(i)	Except as a set forth in the Registration Statement and the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(j)	The Company holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(k)	The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and the Prospectus as being owned by them that is material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

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(l)	The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(m)	The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (ii) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (iii) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (iv) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, and (v) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(n)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Bonds contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(o)	The Company carries, or is covered by, insurance in such amounts and covering such risks as, in the Company’s reasonable judgment, is adequate for the conduct of its business and the value of its properties and as is customary for similarly sized companies engaged in similar businesses in similar industries.

(p)	No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, that is reasonably likely to result in a Material Adverse Effect.

(q)	Except as set forth in the Registration Statement and the Prospectus, neither the Company nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(r)	No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(s)	There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Agent or the sale of the Bonds hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Agent’s compensation, as determined by FINRA.

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(t)	Except as set forth in the Registration Statement and the Prospectus, the Company has not made within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member.

(u)	None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(v)	Except as set forth in the Registration Statement and the Prospectus, to the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Agent and their counsel if it becomes aware at any time prior to the 90th day following the Initial or Final Closing that any officer, director or stockholder of 5% or more of the Company’s unregistered securities of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(w)	Other than the Agent and its selected participating agents, no person has the right to act as a placement agent or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(x)	The statements set forth in the Registration Statement and the Prospectus under the caption “Description of Bonds” insofar as they purport to constitute a summary of the terms of the Bonds and under the captions “Business,” “Certain Relationships and Related Party Transactions”, and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(y)	Except as set forth in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied or not enforceable in connection with the offering of the Bonds) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(z)	Except as set forth in the Registration Statement and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aa)	The Company and each of its subsidiaries (i) are in compliance with all, and have not violated any, laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any United States or non-United States federal, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (including, without limitation, all health and safety laws) (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

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(A)       There are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party.

(B)       The Company and its subsidiaries are not aware of any existing liabilities concerning hazardous or toxic substances or wastes, pollutants or contaminants that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries.

(C)       To the knowledge of the Company, no property which is or has been owned, leased, used, operated or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.), or otherwise designated as a contaminated site under applicable state or local law.

(bb)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(cc)	Since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ee)	The operations of the Company and its subsidiaries are being conducted in material compliance with applicable employment laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.

(ff)	Neither the Company nor any of its affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates conduct their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance in all material respects with such laws and with the representation and warranty contained herein.

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5.	Purchase, Sale and Delivery of Bonds.

(a)	The time and date of delivery of the closing and the delivery of the funds, securities and documents required to be delivered to the Agent is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Placement Fee to the respective accounts previously specified in writing to the Company by the Agent and the Agent’s Warrants and the documents referred to herein to the Agent at such place as shall be agreed upon by the Company and the Agent.

(b)	Agent’s Warrants. The Company hereby agrees to issue to Agent (and/or its designees) on the Closing Date, Warrants to purchase a number of shares of Common Stock equal to up to an aggregate of 5% of that number of Bonds issued at such closing (the “Agent’s Warrants”). The Agent’s Warrants shall be exercisable, in whole or in part, commencing after 6 months from the closing and expiring on the three-year anniversary of the closing at an initial exercise price equal to one hundred and twenty five percent (125%) of the conversion price of the Bonds into shares of common stock underlying the Bonds, which will be fixed upon the issuance of the Bonds as disclosed in the Prospectus.

6.	Covenants.

The Company covenants and agrees with the several Agents as follows:

(a)	To prepare the Prospectus in a form approved by the Agent and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

(b)	During the period beginning on the date hereof and ending on the date that the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, or the Prospectus, the Company shall furnish to the Agent for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Agent reasonably objects.

(c)	From the date of this Agreement until the end of the offering, the Company shall promptly advise the Agent in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the offering the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Bonds or the Company’s Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the SEC shall enter any such stop order at any time during the Offering, the Company will use its reasonable efforts to obtain the lifting of such Offering order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

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(d)	During the Offering, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Bonds as contemplated by the provisions hereof, the Registration Statement and the Prospectus. If during such period any event occurs as the result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading or, if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Agent or its counsel, to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Agent and will amend the Registration Statement or the Prospectus so as to correct such statement or omission or effect such compliance.

(e)	The Company will provide reasonable notice to the Agent regarding all press releases and other communications and publicity undertaken by the Company with respect to the Offering.

(f)	During the Offering, the Company agrees to cooperate with the Agent and to furnish, or cause to be furnished, to the Agent, any and all information and data concerning the Company, its affiliates and the Offering that the Agent reasonably deems appropriate, including, without limitation, the Company’s acquisition plans and plans for raising capital or an additional financing (the “Information”). The Company shall provide the Agent reasonable access during normal business hours from and after the date of execution of this Agreement until the Closing to all of the Company’s and its affiliates’ assets, properties, books, contracts, commitments and records and to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors except those assets and personnel related to confidential and proprietary geological and seismic analysis.

(g)	The Company shall take or cause to be taken all necessary action to qualify the Bonds for sale under the securities laws of such jurisdictions as the Agent reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Bonds, except that the Company shall not be required in connection therewith to file a prospectus in Canada, to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(h)	The Company will furnish to the Agent and counsel for the Agent copies of the Registration Statement, Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.

(i)	The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(j)	The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid the expenses set forth on Exhibit A. If this Agreement is terminated by the Agent in accordance with the provisions of Section 7 or Section 11, the Company will reimburse the Agent for all out-of-pocket reasonable and documented disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Agent in connection with its investigation, preparing to market and marketing the Bonds or in contemplation of performing its obligations hereunder, not to exceed $75,000.

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(k)	The Company intends to apply the net proceeds from the sale of the Bonds to be sold by it hereunder for the purposes set forth in the Prospectus.

(l)	The Company has not taken and will not take, directly or indirectly, during the Offering any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Bonds.

(m)	The Company represents and agrees that, and the Agent and other placement agents, if any, severally and not jointly, represent and agree that, it shall inform the other party(ies) if it has made and will make any offer or other communication that would constitute an “free writing prospectus,” as defined in Rule 405 under the Securities Act, relating to the Bonds.

(n)	For a period of at least three (3) years from the Effective Date, the Company shall retain an internationally recognized PCAOB registered independent public accounting firm reasonably acceptable to the Agent. The Agent acknowledges that MaloneBailey LLP is acceptable to the Agent.

(o)	To engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(p)	The Company will use its best efforts to maintain its listing on Nasdaq and effect the listing of the Bonds, if applicable, on Nasdaq or another applicable securities market within six months of the Closing Date.

(q)	To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Bonds.

(r)	Concurrently with, or as soon as practicable after, the filing of the Prospectus with the Commission, the Company shall make all necessary state “blue sky” securities law filings with respect to the Bonds (including the Additional Bonds) and the securities underlying the Bonds and Additional Bonds. The Company and the Agent will cooperate in obtaining the necessary approvals and qualifications in such states as the Agent deems necessary and/or desirable.

(s)	The Company shall treat this Agreement and the terms hereof as confidential and will not disclose them to anyone other than the officers and directors of the Company and the Company’s accountants and legal counsel. Except as contemplated by the terms hereof, or as required by applicable law, the Company and the Agent shall keep strictly confidential all non-public information concerning the Company provided to the Agent. No obligation or confidentiality shall apply to information that (A) is in the public domain as of the date hereof or hereafter enters the public domain without breech by the Agent, (B) was known or became known by the Agent prior to the Company’s disclosure thereof to the Agent, (C) becomes known to the Agent from a source other than the company, and other than by the breech of an obligation of confidentiality owed to the Company, (D) is disclosed by the Company to a third party without restrictions on its disclosure or, (v) is independently developed by the Agent, in each case as demonstrated by contemporary written evidence.

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7.	Conditions of the Agent’s Obligations.

The respective obligations of the several Agent hereunder are subject to the accuracy, as of the date hereof and at the Closing Date, of and compliance in all material respects with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions.

(a)	If filing of the Prospectus, or any amendment or supplement thereto, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) with the SEC in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the SEC or an Agent for additional information (to be included in the Registration Statement the Prospectus or otherwise) shall have been complied with to the Agent’ satisfaction.

(b)	FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(c)	None of the Agent shall have reasonably determined, and advised the Company, that the Registration Statement the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in such Agent’s reasonable opinion, is material, or omits to state a fact which, in such Agent’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d)	On the Closing Date, there shall have been furnished to the Agent the opinion of Pearl Cohen Zedek Latzer Baratz, LLP, U.S. counsel for the Company, dated the Closing Date, and addressed to the Agent, in form and substance reasonably satisfactory to the Agent.

(e)	On the Closing Date, there shall have been furnished to the Agent the negative assurance letter of Quintairos, Prieto, Wood & Boyer, P.A., counsel to the Agent, dated the Closing Date, and addressed to the Agent, in form and substance reasonably satisfactory to the Agent.

(f)	The Agent shall have received a letter from, or other confirmation by the Company acceptable to the Agent, stating that MaloneBailey LLP, on the date hereof and on the Closing Date, is an independent public accountant within the meaning of the Securities Act and is in compliance with the requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming the conclusions and findings of said firm with respect to the financial information and other matters required by the Agent.

(g)	On the Closing Date, there shall have been furnished to the Agent a certificate, dated the Closing Date, and addressed to the Agent, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)	The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)	No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Bonds for offering or sale, or (C) suspending or preventing the use of the Prospectus has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

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(iii)	There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(h)	On the Closing Date, there shall have been issued to the Agent, an Agent’ Warrant.

(i)	The Common Stock shall remain approved for listing on the Nasdaq Market. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Nasdaq Market, nor shall the Company have received any information suggesting that the Commission or the Nasdaq Market is contemplating terminating such registration or listing. The Warrants and shares of Common Stock underlying the Agent’ Warrants shall be DTC eligible.

(j)	The Company shall have furnished to the Agent and its counsel such additional documents, certificates and evidence as the Agent or their counsel may have reasonably requested.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled in all material respects, this Agreement may be terminated by any Agent by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except that Section 6(j), Section 8 and Section 9 shall survive any such termination and remain in full force and effect.

8.	Indemnification and Contribution.

(a)	The Company agrees to indemnify, defend and hold harmless the Agent, its affiliates, directors and officers and employees, and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Agent or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or in any other materials used in connection with the offering of the Bonds, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) an untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Bonds, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iv) in whole or in part, any material breach in the representations and warranties of the Company contained herein, or (v) in whole or in part, any failure of the Company to perform its obligations hereunder, under the Subscription Agreements or under applicable law, and will reimburse the Agent for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use in the preparation thereof, which written information is described in Section 8(f).

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(b)	The Agent and each other placement agent, if any, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Agent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for use in the preparation thereof, which written information is described in Section 8(f), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 8, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

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The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering and sale of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Agent, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount of such Agent’s Placement Fee referenced in Section 1(e) actually received by such Agent pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agent’s obligations to contribute as provided in this Section 8 are several in proportion to their respective underwriting obligations and not joint.

(e)	The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the several obligations of the Agent under this Section 8 shall be in addition to any liability that such Agent may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

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(f)	For purposes of this Agreement, the Agent confirms, and the Company acknowledges, that there is no information concerning such Agent furnished in writing to the Company by such Agent specifically for preparation of or inclusion in the Registration Statement or the Prospectus, other than the statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the “Plan of Distribution” section of the Prospectus only insofar as such statements relate to the amount commissions and related activities that may be undertaken by such Agent.

9.	Representations and Agreements to Survive Delivery.

All representations, warranties, covenants and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Agent or other placement agents, if applicable, and the Company contained in Section 6(j), Section 6(s), and Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Bonds to and by the Agent hereunder.

10.	Termination of this Agreement.

(a)	The Agent shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if in the reasonable opinion of such Agent, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of such Agent, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of such Agent, inadvisable or impracticable to market the Bonds or enforce contracts for the sale of the Bonds, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission, or on the Nasdaq Stock Market shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or New York or California state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of an international 1 emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, which is likely to have a Material Adverse Effect or (vii) in the judgment of the Agent, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 6(f), Section 6(s) and Section 8 hereof shall at all times be effective and shall survive such termination.

(b)	If any Agent elects to terminate this Agreement as provided in this Section, the Company and the other Agent shall be notified promptly by such Agent by telephone, confirmed by letter.

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11.	Notices.

Except as otherwise provided herein, all communications hereunder shall be in writing and,

(a)	If to the Agent, shall be mailed, delivered or telecopied to

Network 1 Financial Securities, Inc.
The Galleria, Penthouse
2 Bridge Avenue, Building 2
Red Bank, NJ 07701
Telephone: (732) 758-9001
www.network1financial.comand
Attention: William R. Hunt, Jr.

if to the Company, shall be mailed, delivered or telecopied to it at

Zion Oil & Gas, Inc.
12655 North Central Expressway, Suite 1000
Dallas, TX 75243
Telephone: (214) 221-4610 or (888) 891-9466
Fax: (214) 221-6510
e-mail: martin.vanbrauman@zionoil.com
Attention: Martin Van Brauman, Senior Vice-President, Secretary-Treasurer and Director

(b)	or in each case to such other address as the person to be notified may have requested in writing.

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.	Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Bonds from any Agent.

13.	Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a)	the Agent has been retained solely to act as an agent in connection with the sale of the Bonds and that no fiduciary, advisory or agency relationship between the Company and any Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Agent has advised or is advising the Company on other matters;

(b)	the price and other terms of the Bonds and Agent’s Warrants set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Agent and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)	it has been advised that the Agent and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Agent has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)	it has been advised that the Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Agent, and not on behalf of the Company.

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14.	Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.	Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to its conflicts of law principles.

17.	Dispute Resolution.

The Company and the Agent agree that in the event a dispute arises between the Agent and the Company or any of its officers, directors, employees, agents, attorneys or accountants, arising out of, in connection with, or as a result of the execution of this Agreement, or as a result of any subscription tendered by any purchaser of the shares, such dispute shall be resolved through arbitration rather than litigation. The parties agree to submit such disputes for resolution to FINRA within five (5) days after receiving a written request from any of the aforesaid parties to do so. The failure by the Company or the Agent to submit any dispute to arbitration as requested may result in the commencement of an arbitration proceeding against such party. The parties further agree that any hearing scheduled after an arbitration proceeding is initiated by any of the aforesaid parties shall take place in New Jersey. The parties acknowledge that the result of the arbitration proceeding shall be final and binding on all of the parties to the proceeding, and by agreeing to arbitration the parties are waiving their respective rights to seek remedies in Court.

18.	Dollar Amounts.

All dollar amounts in this Agreement are in United States Dollars.

19.	Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Signatures of authorized individuals made and transmitted via electronic means (facsimile or scanned as a PDF) are deemed acceptable to all parties.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Agent in accordance with its terms.

Very truly yours,

NETWORK 1 FINANCIAL SECURITIES, INC. (Agent)

By:	/s/ William R. Hunt Jr.
William R. Hunt, Jr., President

Confirmed as of the date first above-mentioned.

ZION OIL AND GAS, INC. (Company)

By:	/s/ Martin M. van Brauman
Martin M. van Brauman, Senior Vice President, Secretary-Treasurer & Director

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EXHIBIT A

	Description	Maximum Liability of the Company is limited to such amount (1)
A.	The Agent’s reasonable and documented legal and accounting fees and disbursements, including but not limited to, fees, disbursements and expenses of the Agent’s counsel, the costs of preparing, filing, mailing and delivering the Prospectus Supplement and amendments thereto, post-effective amendments and supplements thereto (all in such quantities as the Agent may reasonably require), the costs of preparing the Placement Agreement and related documents, and submission to Advertising Department.	Up to $50,000

B.	The cost of any “due diligence” meetings and research, as needed.	Up to $5,000

C.	All reasonable and documented fees and expenses for travel and conducting a road show presentation, and related out-of-pocket expenses with the Company’s prior written approval	Up to $5,000

D.	FINRA filing fees and expenses incident to any required review and approval by FINRA of the Agent’s terms of compensation for the sale of the Bonds and compliance with advertising guidelines.	$5,000

E.	Broker-dealer clearing firm charges, including but not limited to review fees, Depositary Trust Company fees for clearing, and other services, including but not limited to fees required by Depositary Trust Company and the Deposit and Withdrawal as Custodian (DWAC) System Transfer taxes, if any, payable upon the transfer of securities from the Company to investors, and fees and expenses of the transfer agent and registrar for the Bonds, Warrants and the underlying Common Stock.	[To be determined

F.	All other costs and expenses incident to the performance of the Agent’s obligations hereunder that are not otherwise specifically provided for herein.	[To be determined]

(1)	These figures in this column are estimates only. They are provided by the Agent as a courtesy to assist the Company with respect to its financial planning and are not intended to, and shall not, bind the Agent or the Company in any way. Notwithstanding the foregoing sentence, Agent agrees to limit such costs and expenses, with the exception of the fees and expenses described in row E, to $75,000.

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EXHIBIT B

Form of U.S. Subscription Agreement

[To be provided separately]

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